SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

The Walt Disney Company
2014 Annual Shareholders Meeting
March 18, 2014 at 10:00 a.m. Pacific Time The Keller Auditorium The Portland Center For The Performing Arts
222 Southwest Clay Street
PORTLAND, OREGON 97201

Proxy Login Details:

The 2014 Annual Meeting of shareholders of The Walt Disney Company will be held at The Keller Auditorium The Portland Center For The Performing Arts, 222 Southwest Clay Street, Portland, Oregon 97201, on Tuesday, March 18, 2014, beginning at 10:00 a.m.

Shareholders of record of Disney common stock (NYSE: DIS) at the close of business on January 17, 2014, are entitled to vote at the meeting and any postponements or adjournments of the meeting. The items of business and the recommendations of the Board of Directors are described in the proxy materials.

This communication presents only an overview. Complete proxy materials are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0999999999999

To access these materials, you will need your four digit PIN and the control number listed below.

-	Your PIN is the last four digits of your Social Security Number. To have your PIN number emailed to you, please follow the instructions on www.proxyvote.com<http://www.proxyvote.com>

Control Number: 999999999999

Using this PIN and control number, you will be able to vote all of the following shares:

NAME
---------------------------------------------

THE WALT DISNEY COMPANY - COMMON                               XXX.XXX

CUSIP NO: 254687106

If you would like to vote the shares in any of these accounts separately, please call (855) 449-0994 or outside the US and Canada call (720) 378-5965, and you will be provided with separate control numbers and instructions on how to vote your shares. Please have your control number with you when calling.

Internet voting for Registered holders is accepted up to 11:59 (ET) on March 17, 2014. Internet voting for 401(k) participants is accepted up to 11:59 (ET) on March 13, 2014.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before March 4, 2014 to facilitate timely delivery. You may request a copy as follows:

     1. By Internet: www.proxyvote.com<http://www.proxyvote.com>
     2. By telephone: 1-800-579-1639
     3. By e-mail: mailto:sendmaterial@proxyvote.com (send a blank e-mail with the 12 digit Control Number in the subject line)

The proxy statement and annual report may also be viewed at:

Proxy Statement

https://materials.proxyvote.com/Approved/254687/20140117/NPS_191238.PDF *custom site*

Annual Report

https://materials.proxyvote.com/Approved/254687/20140117/AR_190878.PDF

ProxyVote Confirmation:

ProxyVote Confirmation is a new service that gives stockholders the opportunity to confirm that their vote was cast in accordance with their instructions. Vote confirmation will be available 24 hours after your vote is received beginning March 3, 2014 with the final vote tabulation remaining available through May 18, 2014. Select the link below and you will be prompted to enter the Control Number above. If your vote is not yet available, please retain your control number and revisit the page at a later date. You can access the site at: http://confirm.proxyvote.com

To view the documents at these sites, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the following url address:

http://www.adobe.com/products/acrobat/readstep2.html

Instructions on how to attend the meeting and vote your shares in person are available on pages 67-68 of the Proxy Statement.

You received this e-mail because our records show that (1) you are an employee of THE WALT DISNEY COMPANY who has regular access to the company's e-mail in the ordinary course of performing your duties and are expected to log-on to e-mail routinely to receive communications, or (2) you have expressly consented to receive THE WALT DISNEY COMPANY communications and vote by proxy via the Internet. You may have given this consent during a prior vote at ProxyVote.com. If you would like to cancel your enrollment, or change your e-mail address, please go to:

http://shareholder.broadridge.com/disneyinvestor

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com. (Include the original text and subject line of this message for identification purposes.) AOL Users, please highlight the entire message before clicking the reply button.